Exhibit 99.1

CONTACT:	Daniel T. Hendrix
Chairman and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

Bruce Brooks, Interface, Inc.
(404) 543-3530, bruce.brooks@interface.com

FOR IMMEDIATE RELEASE

INTERFACE REPORTS FOURTH QUARTER

AND FISCAL YEAR 2015 RESULTS

-- Fourth Quarter Gross Margin Expanded to 39.8% --

-- Fourth Quarter EPS of $0.28 Versus Adjusted EPS of $0.24 in Prior Year Period --

-- Strong Free Cash Flow Led to Continued Debt Reduction --

ATLANTA, Georgia, February 24, 2016 – Interface, Inc. (Nasdaq: TILE), a worldwide carpet tile company and global leader in sustainability, today announced results for the fourth quarter and fiscal year ended January 3, 2016.

“The fourth quarter rounded out a phenomenal year in which Interface posted all-time records for net income and earnings per share,” said Daniel T. Hendrix, Chairman and Chief Executive Officer of the Company. “For the full year, our net sales were up 8% on a currency neutral basis, gross margin was up 430 basis points, adjusted operating income margin was up 300 basis points, and adjusted EPS was up 77% versus 2014. For the fourth quarter, we’re really pleased with our continued gross margin expansion, which more than offset a softer top line versus a strong comparable figure in the prior year period. In local currencies, our Europe division continued its recovery, posting 7% growth versus the fourth quarter last year, while our Americas and Asia-Pacific divisions saw single digit percentage declines. Currency translation continued to take a heavy toll on both sales and profitability in the fourth quarter, but nevertheless we were able to post 11.2% operating income and $0.28 earnings per share, each of which significantly outpaces our performance in the fourth quarter last year.”

FOURTH QUARTER 2015 FINANCIAL SUMMARY & HIGHLIGHTS

Sales: With foreign currency held neutral, sales in the 2015 fourth quarter declined 3.5% to $262.7 million, versus a strong comparable figure of $272.1 million in the fourth quarter last year. As reported in U.S. dollars, sales for the fourth quarter of 2015 were down 9.4% to $246.6 million.

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Fourth quarter sales in our Americas business decreased 8% on a currency neutral basis compared with the prior year period. Currency fluctuations, mostly due to the declining Canadian dollar and Brazilian Real, negatively impacted 2015 fourth quarter sales in the Americas by approximately $3.3 million, resulting in a year-over-year decrease of 10% as reported in U.S. dollars. This decrease was a result of declines in both the corporate office market (down 12%) and non-office segments (down 7% in the aggregate). Within the non-office segments, sales growth in the hospitality and retail segments (each up 5%) was more than offset by contraction in the government (down 22%) and education (down 21%) segments, with all other segments close to even year over year. FLOR saw a small sales decline of 1.5% for the fourth quarter versus the prior year period.

INTERFACE REPORTS FOURTH QUARTER
AND FISCAL YEAR 2015 RESULTS	- 2 -

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In local currency, our Europe business posted sales growth of 7%, with gains coming in both corporate office (up 4%) and non-office (up 19% in the aggregate) segments. Geographically, most of the progress was seen in the U.K., Ireland, Southern Europe and Scandinavia. As in recent quarters, the Europe division saw the largest effect of currency fluctuation, with a $9.5 million negative impact on 2015 fourth quarter sales, resulting in a sales decline of 6% as reported in U.S. dollars.

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Sales in the Asia-Pacific business in the fourth quarter of 2015 were down 5% in local currency compared with the prior year period, with a nice gain in India more than offset by a decline in Korea, and all other parts of the region saw slight growth. In U.S. dollars, our Asia-Pacific sales in the fourth quarter of 2015 were down 12%, due to a $3.4 million negative currency impact in Australia.

Operating Income: Despite the softer top line, fourth quarter operating income improved year over year due to continued substantial gross margin expansion. Fourth quarter 2015 operating income increased to $27.7 million, or 11.2% of sales, compared with $26.7 million, or 9.8% of sales, in the fourth quarter last year – an operating margin improvement of 140 basis points. Currency fluctuation negatively impacted 2015 fourth quarter operating income by $1.9 million. Gross profit margin improved to a record 39.8% in the fourth quarter of 2015, up 620 basis points compared with 33.6% in the prior year period. SG&A expenses were $70.6 million, or 28.6% of sales, in the fourth quarter of 2015, versus $64.7 million, or 23.8% of sales, in the fourth quarter of 2014. The year-over-year SG&A percentage increase was due to a combination of higher incentive-based compensation as a result of the improved performance levels in the current period along with a softer top line number.

Net Income: Net income during the fourth quarter of 2015 increased to $18.2 million, or $0.28 per share, compared with net income of $15.8 million, or $0.24 per diluted share, in the fourth quarter last year, excluding $12.0 million of debt retirement expenses arising from our bond redemption and refinancing in the prior year period. Including the debt retirement expenses, net income in the fourth quarter last year was $8.1 million, or $0.12 per share.

Patrick C. Lynch, Senior Vice President and Chief Financial Officer, commented, “Our gross margin expansion is once again the headline story of the quarter, with more than 600 basis points year over year improvement which more than offset a slightly contracted top line and a higher SG&A level. The fourth quarter also was another period of strong free cash flow, which we used to pay down nearly $20 million in debt under our credit facility while still further increasing our overall cash balance. While currency impacts still weighed on our results, they have started to taper off and should continue to diminish as we progress throughout the 2016 fiscal year.”

INTERFACE REPORTS FOURTH QUARTER
AND FISCAL YEAR 2015 RESULTS	- 3 -

FISCAL YEAR 2015 Financial Results

Sales: On a currency neutral basis, net sales in 2015 were up 7.7% to $1.08 billion, versus $1.00 billion in 2014. As reported in U.S. dollars, 2015 sales remained essentially flat with 2014 at $1.00 billion.

Operating Income: Operating income for 2015 was $113.6 million, or 11.3% of sales, versus $82.7 million, or 8.2% of sales, in 2014, excluding a $12.4 million restructuring and asset impairment charge last year. With the charge included, operating income last year was $70.3 million, or 7.0% of sales. In 2015, currency fluctuations had a negative impact of approximately $9.7 million on operating income; on a currency neutral basis, operating income for 2015 was $123.3 million.

Net Income: The Company reported net income of $72.4 million, or $1.10 per share, for 2015. This is a 77.4% improvement compared with net income of $41.2 million, or $0.62 per share, in 2014, excluding the above-described restructuring and asset impairment charge and $12.0 million of debt retirement costs last year. With those items included, net income for 2014 was $24.8 million, or $0.37 per share.

Mr. Hendrix concluded, “Operationally, we are stronger than we’ve ever been, as evidenced by our substantially expanded gross margin over the past twelve months. We’re also very pleased with our capital structure and balance sheet, as we finished the year with the lowest debt profile and borrowing rates that we’ve seen in more than 20 years. While we are disappointed with the softened demand and resulting order levels, our market feedback indicates this is primarily a result of project delays rather than cancellations, so we’re anticipating a rebound in order levels as we move through the year. We also remain encouraged by macroeconomic data that predicts a healthy commercial real estate building cycle in the U.S., and we believe the worst of the negative currency impacts is behind us. Even with only modest revenue growth this year, we believe we can further improve our margins and earnings.”

Webcast and Conference Call Information

The Company will host a conference call tomorrow morning, February 25, 2016, at 9:00 a.m. Eastern Time, to discuss its fourth quarter and fiscal year 2015 results. The conference call will be simultaneously broadcast live over the Internet. Listeners may access the conference call live over the Internet at the following address:

http://edge.media-server.com/m/p/iupwh8yw or through the Company’s website at:

http://www.interfaceglobal.com/Investor-Relations.aspx. The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the Interface and FLOR brands. The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

INTERFACE REPORTS FOURTH QUARTER
AND FISCAL YEAR 2015 RESULTS	- 4 -

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “The worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “Concerns regarding the European sovereign debt crisis and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, or the potential dissolution of the euro entirely, could adversely affect our business, results of operations or financial condition,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.” Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW –

INTERFACE REPORTS FOURTH QUARTER
AND FISCAL YEAR 2015 RESULTS	- 5 -

Consolidated Condensed Statements of Operations	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	1/3/16	12/28/14	1/3/16	12/28/14

Net Sales	$246,636	$272,096	$1,001,863	$1,003,903
Cost of Sales	148,397	180,735	618,974	663,876
Gross Profit	98,239	91,361	382,889	340,027
Selling, General & Administrative Expenses	70,567	64,687	269,296	257,346
Restructuring and Asset Impairment Charges	--	--	--	12,386
Operating Income	27,672	26,674	113,593	70,295
Interest Expense	1,375	4,253	6,401	20,785
Debt Retirement Expenses	--	11,989	--	11,989
Other Expense (Income), Net	(57)	1,002	1,426	1,779
Income Before Taxes	26,354	9,430	105,766	35,742
Income Tax Expense	8,107	1,342	33,348	10,934
Net Income	$18,247	$8,088	$72,418	$24,808

Earnings Per Share – Basic	$0.28	$0.12	$1.10	$0.37

Earnings Per Share – Diluted	$0.28	$0.12	$1.10	$0.37

Common Shares Outstanding – Basic	65,834	66,145	66,027	66,389
Common Shares Outstanding – Diluted	65,881	66,194	66,075	66,448

Orders from Continuing Operations	241,000	258,500	1,019,000	1,043,000

INTERFACE REPORTS FOURTH QUARTER
AND FISCAL YEAR 2015 RESULTS	- 6 -

Consolidated Condensed Balance Sheets
(In thousands)	1/3/16	12/28/14
Assets

Cash	$75,696	$54,896
Accounts Receivable	130,322	157,093
Inventory	161,174	142,167
Other Current Assets	31,216	30,512
Total Current Assets	398,408	384,668
Property, Plant & Equipment	211,489	227,347
Other Assets	146,652	162,899
Total Assets	$756,549	$774,914

Liabilities
Accounts Payable	52,834	$49,464
Accrued Liabilities	88,933	94,323
Current Portion of Long-Term Debt	11,250	--
Total Current Liabilities	153,017	143,787
Long-Term Debt	202,281	263,338
Other Long-Term Liabilities	58,885	61,150
Total Liabilities	414,183	468,275
Shareholders’ Equity	342,366	306,639
Total Liabilities and Shareholders’ Equity	$756,549	$774,914

Consolidated Condensed Statements of Cash Flows	Twelve Months Ended
(In millions)	1/3/16		12/28/14

Net Income		$72.4		$24.8
Depreciation and Amortization		30.8		30.7
Stock Compensation Amortization		13.9		4.0
Deferred Income Taxes and Other Items		9.1		(3.5)
Change in Working Capital
Accounts Receivable	19.5		(29.1)
Inventories	(26.5)		1.3
Prepaids	(8.3)		2.8
Accounts Payable and Accrued Expenses	14.5		15.4
Cash Provided from Operating Activities		125.4		46.4
Cash Used in Investing Activities		(26.4)		(36.5)
Cash Used in Financing Activities		(72.6)		(26.2)
Effect of Exchange Rate Changes on Cash		(5.6)		(1.6)
Net Increase (Decrease) in Cash		$20.8		$(17.9)

INTERFACE REPORTS FOURTH QUARTER
AND FISCAL YEAR 2015 RESULTS	- 7 -

Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures

(In millions, except per share amounts)

Three Months Ended 1/3/16
Net Sales with Foreign Currency Held Neutral	$262.7
Impact of changes in foreign currency	(16.1)
Net Sales, As Reported	$246.6

Twelve Months Ended 1/3/16
Net Sales with Foreign Currency Held Neutral	$1,081.4
Impact of changes in foreign currency	(79.5)
Net Sales, As Reported	$1,001.9

Three Months Ended 1/3/16
Operating Income with Foreign Currency Held Neutral	$29.6
Impact of changes in foreign currency	(1.9)
Operating Income, As Reported	$27.7

Twelve Months Ended 1/3/16
Operating Income with Foreign Currency Held Neutral	$123.3
Impact of changes in foreign currency	(9.7)
Operating Income, As Reported	$113.6

Twelve Months Ended
12/28/14
Operating Income, Excluding Restructuring and Asset Impairment Charges	$82.7
Restructuring and Asset Impairment Charges	(12.4)
Operating Income, As Reported	$70.3

Twelve Months Ended
12/28/14
Net Income Excluding Restructuring and Asset Impairment Charges, and Debt Retirement Expenses	$41.2
Restructuring and Asset Impairment Charges (net of tax of $3.6 million)	(8.7)
Debt Retirement Expenses (net of tax of $4.2 million)	(7.7)
Net Income, As Reported	$24.8

INTERFACE REPORTS FOURTH QUARTER
AND FISCAL YEAR 2015 RESULTS	- 8 -

Twelve Months Ended
12/28/14
Diluted Earnings Per Share, Excluding Restructuring and Asset Impairment Charges and Debt Retirement Expenses	$0.62
Restructuring and Asset Impairment Charges, After Tax	(0.13)
Debt Retirement Expenses, After Tax	(0.12)
Diluted Earnings Per Share, As Reported	$0.37

Three Months Ended
12/28/14
Net Income, Excluding Debt Retirement Expenses	$15.8
Debt Retirement Expenses (net of tax of $4.2 million)	(7.7)
Net Income, As Reported	$8.1

Three Months Ended
12/28/14
Diluted Earnings Per Share, Excluding Debt Retirement Expenses	$0.24
Debt Retirement Expenses, After Tax	(0.12)
Diluted Earnings Per Share, As Reported	$0.12

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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